  As filed with the Securities and Exchange Commission on May 20, 2003 Reg. No.

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                    -----------------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                       -----------------------------------
                         CALYPTE BIOMEDICAL CORPORATION
             (Exact name of registrant as specified in its charter)

         Delaware                                           06-1226727
(State or other jurisdiction of                          (I.R.S. Employer
incorporation or organization)                           identification No.)

                              1265 Harbor Parkway,
                            Alameda, California 94502
                                 (510) 749-5100
                    (Address of principal executive offices)
                ------------------------------------------------

                       ADVISORY AND CONSULTING AGREEMENTS
                              (Full title of plan)
                        --------------------------------

                                  Nancy E. Katz
                       President, Chief Executive Officer,
                                  and Director
                              1265 Harbor Parkway,
                            Alameda, California 94502
                     (Name and address of agent for service)
                                 (510) 749-5100
          (Telephone number, including area code of agent for service)

                                    Copy to:
                             Naccarato & Associates
                           19600 Fairchild, Suite 260
                                Irvine, CA 92612
                                 (949) 851-9261

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------
                                              Proposed maximum     Proposed maximum
Title of securities     Amount to be          offering price       Aggregate offering    Amount of
to be registered        Registered            per share (1)        Price                 Registration fee

----------------------- --------------------- -------------------- --------------------- --------------------

Common Stock             63,000,000                   $0.010              $ 630,000           $ 50.97
($.001 par value)
----------------------- --------------------- -------------------- --------------------- --------------------

(1) Estimated solely for the purpose of determining the amount of registration fee and pursuant to Rules 457(c) and 457 (h) of the General Rules and Regulations under the Securities Act of 1933, based upon the issuance of 54,000,000 shares issuable upon exercise of warrants for consultants at $0.01 per share and 9,000,000 shares to be issued directly to consultants.

                                     PART I

              INFORMATION REQUIRED IN THIS SECTION 10(a) PROSPECTUS


Item 1.           Plan Information*

Item 2.           Registrant Information and Employee Plan Annual Information*

*Information required by Part 1 to be contained in the Section 10(a) prospectus is omitted from the registration statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

         The following documents filed by Calypte Biomedical Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference herein:

     (a) the Company's annual report on Form 10-K for the fiscal year ended December 31, 2002 filed pursuant to Section 13 of the Exchange Act, file number 000-20985;

     (b) the Company's quarterly report on Form 10-Q for the quarterly period ended March 31, 2003 filed pursuant to Section 13 of the Exchange Act, file number 000-20985;

     (c) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A dated July 10, 1996, filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating the description.

     (d) any document filed by the Company with the Commission pursuant to Sections 13(a), 13( c), 14 or 15(d) of the Exchange Act subsequent to the date hereof, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all shares of Common Stock registered hereunder have been sold or that deregisters all such shares of common Stock then remaining unsold, such documents being deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

Item 4. Description of Securities

         Not applicable.

Item 5. Interests of Named Experts and Counsel

            The legality of the shares of Common Stock offered hereby has been passed upon for the Company by Naccarato & Associates. A portion of the shares being registered herein are being issued to Calypte's attorney in such law firm for services provided to Calypte.

Item 6. Indemnification of Directors and Officers

         Section 102 of the Delaware General Corporation Law allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or to any of its stockholders for monetary damage for a breach of his fiduciary duty as a director, except in the case where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Calypte's Certificate of Incorporation contains a provision that eliminates directors' personal liability as set forth above.

         Section 145 of the Delaware General Corporation Law, as amended, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business associated against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

         Article VII of the Company's Amended and Restated Certificate of Incorporation provides for the indemnification of its directors to the fullest extent permitted by the Delaware General Corporation Law. This provision in the Amended and Restated Certificate of Incorporation does not eliminate the fiduciary duty of the directors, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware Law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. Article VI of the Company's Bylaws provides for the indemnification of officers, directors and third parties acting on behalf of the corporation to the full extent permitted by Delaware law.

         The Company has entered into Indemnification Agreements with its executive officers and directors. The Indemnification Agreements provide the Company's officers and directors with further indemnification to the maximum extent permitted by the Delaware General Corporation Law.

Item 7. Exemption from Registration Claimed

Not applicable.

Item 8.  Exhibits

         The Exhibits to this registration statement are listed in the index to Exhibits on page 8.

Item 9. Undertakings

(a) The undersigned registrant hereby undertakes:

         (1) To file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the securities Act 1933:

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration
Statement:

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraph (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraph is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15 (d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendments shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered hereunder that remain unsold at the termination of the offering.

(b) The undersigned Company hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13 (a) or Section 15 (d) of the Securities and Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the above-described provisions or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alameda, State of California on May 20, 2003.

                                        Calypte Biomedical Corporation



                                         By /s/ Anthony Cataldo
                                        ------------------------------------
                                        Anthony Cataldo, Executive Chairman


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Anthony Cataldo and Nancy Katz, as his or her attorney-in-fact, with full power of substitution and resubstitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE                                 TITLE                           DATE
-------------------------         --------------------------          -----------

/S/ Nancy E. Katz                  President, Chief Executive Officer May 20, 2003
-------------------------          & Director
Nancy E. Katz

/S/ Anthony Cataldo                Executive Chairman of the          May 20, 2003
-------------------------          Board of Directors
Anthony Cataldo

/S/ Richard D. Brounstein          Executive Vice President, Chief    May 20, 2003
-------------------------          Financial Officer
Richard D. Brounstein

/S/ Paul Freiman                   Director                           May 20, 2003
-------------------------
Paul Freiman



                                       6


/S/ Julius R. Krevans, M.D.        Director                           May 20, 2003
---------------------------
Julius R. Krevans, M.D.

/S/ Mark Novitch, M.D.             Director                           May 20, 2003
---------------------------
Mark Novitch, M.D.

/S/ Zafar Randawa, PH.D.           Director                           May 20, 2003
------------------------
Zafar Randawa, Ph.D.

/S/ John J. Dipietro               Director                           May 20, 2003
--------------------
John J. DiPietro

/S/ Dian Harrison                  Director                           May 20, 2003
-----------------
Dian Harrison



                                INDEX TO EXHIBITS



        EXHIBIT                                                             SEQUENTIALLY
        NO.                                DESCRIPTION                      NUMBERED PAGES
      ----------                         --------------                    ---------------

         4.1      Advisory and Consulting Agreements                             9
         4.1(a)   Consulting Agreement - Alfonso Saavedra                       10
         4.1(b)   Consulting Agreement - Jimmy Gonzalez                         14
         4.1(c)   Amended Consulting Agreement - George Furla                   18
         4.1(d)   Consulting Agreement - First Securities USA, Inc.             19
         4.1(e)   Consulting Agreement - Vintage Filings, LLC                   29
         4.1(f)   Amended Consulting Agreement - Lone Star Consulting           32
         4.1(g)   Amended Consulting Agreement - Leo van den Herik              33
         4.1(h)   Consulting Agreement - Newport Capital                        34
         4.1(i)   Amended Consulting Agreement - Fox Communications             44
         4.2      Form of Warrant                                               45
         5.1      Opinion of Naccarato & Associates                             53
         23.1     Consent of KPMG LLP, Independent Auditors                     54
         23.2     Consent of Naccarato & Associates
                  (filed as part of Exhibit 5.1)
         24.1     Power of Attorney                                              6




                                       8


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